PagerDuty Announces Fourth Quarter and Full Year Results for Fiscal 2020

Fourth quarter revenue increased 36% year-over-year to a record $45.9 million
Over 12,700 customers now using PagerDuty to power their digital transformations
Third consecutive quarter of positive Operating Cash Flow

SAN FRANCISCO – (BUSINESS WIRE) – March 18, 2020 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the fourth quarter and full year of fiscal 2020 ended January 31, 2020.

“We are pleased to report a strong end to the year for PagerDuty, with a 36% year-on-year revenue increase to $45.9 million for the quarter and a 41% year-on-year revenue increase to $166.4 million for the fiscal year. We have also recently surpassed an important milestone with over 500,000 users. This speaks to the value that PagerDuty has within an organization and the wide appeal of our offering. Additionally, we are still in the early stages of a large and growing addressable market for Digital Operations Management, which we estimate at $100 billion,” said Jennifer Tejada, CEO at PagerDuty.

Fourth Quarter Fiscal 2020 Financial Highlights
•Revenue: Total revenue was $45.9 million, up 36% year-over-year.

•	Gross Margin: GAAP gross margin was 86.2%. Non-GAAP gross margin was 86.7% compared to Non-GAAP gross margin of 85.9% in the fourth quarter of fiscal 2019.

•
Operating Loss: GAAP operating loss was $11.8 million, or GAAP operating margin of negative 25.6%, compared to a $6.4 million loss, or GAAP operating margin of negative 19.0%, in the fourth quarter of fiscal 2019. Non-GAAP operating loss was $3.9 million, or non-GAAP operating margin of negative 8.6%, compared to a $3.2 million loss, or non-GAAP operating margin of negative 9.5%, in the fourth quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $10.4 million, compared to $6.2 million in the fourth quarter of fiscal 2019. GAAP net loss per share was $0.14, compared to $0.28 in the fourth quarter of fiscal 2019. Non-GAAP net loss was $2.6 million, compared to $3.0 million in the fourth quarter of fiscal 2019. Non-GAAP net loss per share was $0.03, compared to $0.14 in the fourth quarter of fiscal 2019.

•
Cash Flow: Net cash provided by operations was $1.8 million, or 3.9% of revenue, compared to net cash provided by operations of $0.6 million, or 1.9% of revenue, in the fourth quarter of fiscal 2019. Free cash flow was negative $0.2 million, or 0.4% of revenue, compared to negative $0.2 million, or 0.6% of revenue, in the fourth quarter of fiscal 2019.

•	Cash and Cash Equivalents and Investments were $351.4 million as of January 31, 2020.
Full Year Fiscal 2020 Financial Highlights
•Revenue: Total revenue was $166.4 million, up 41% year-over-year.

•	Gross Margin: GAAP gross margin was 85.2%. Non-GAAP gross margin was 85.8% compared to Non-GAAP gross margin of 85.6% for fiscal 2019.

•
Operating Loss: GAAP operating loss was $55.6 million, or GAAP operating margin of negative 33.4%, compared to a $42.3 million loss, or GAAP operating margin of negative 35.9%, for fiscal 2019. Non-GAAP operating loss was $28.4 million, or non-GAAP operating margin of negative 17.0%, compared to a $17.0 million loss, or non-GAAP operating margin of negative 14.5%, for fiscal 2019.

•
Net Loss: GAAP net loss was $50.3 million, compared to $40.7 million for fiscal 2019. GAAP net loss per share was $0.77, compared to $1.90 for fiscal 2019. Non-GAAP net loss was $23.1 million, compared to $15.4 million for fiscal 2019. Non-GAAP net loss per share was $0.35, compared to $0.72 for fiscal 2019.

•
Cash Flow: Net cash used in operations was $0.2 million, or 0.1% of revenue, compared to net cash used in operations of $5.6 million, or 4.8% of revenue, for fiscal 2019. Free cash flow was negative $5.3 million, or 3.2% of revenue, compared to negative $9.7 million, or 8.3% of revenue, for fiscal 2019.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•
Leadership team bolstered: During the last quarter, Joe Militello joined as the Company’s new Chief People Officer. We also welcomed Sameer Dholakia, Twilio SendGrid CEO, to the PagerDuty Board of Directors.

•	Customer Growth: PagerDuty had over 12,700 customers as of January 31, 2020. New and expansion customers include Vanguard, Shopify, TripActions, WPP, Snowflake, Peloton, American Express and Bill.com.

•
Product Innovation: We made significant improvements to our Service Directory which was launched at Summit in September of 2019. Our searchable Service Directory creates a designated place for customers to go to for a wealth of important service-related information. Our recent improvements vastly improve the user interface, making the information customers need easy to access. This functionality becomes particularly critical as organizations scale, more services and micro services are created, and new individuals are brought into the team. With Service Directory, PagerDuty brings all these critical elements together so teams can take a service approach to real-time work in a single intuitive, consumer experience across web and mobile.

•
Platform Expansion: Our initial integration with Salesforce Service Cloud helped break down the walls between development and customer service teams by allowing incidents to be proactively shared with customer service teams. The integration also links incidents with customer cases in Salesforce. With our most recent enhancement to this integration, our customers can now easily integrate with other Salesforce clouds including Marketing Cloud, Commerce Cloud, Quip and more. Integrations like these are more important than ever in that they allow our customers to easily integrate PagerDuty into their preferred way of working.

Financial Outlook

For the first quarter of fiscal 2021, PagerDuty currently expects:

•	Total revenue of $48.0 million - $49.0 million, representing a growth rate of 29% - 31% year-over-year

•	Non-GAAP net loss per share of $0.09 - $0.08, assuming approximately 78 million shares

For the full fiscal year 2021, PagerDuty currently expects:

•	Total revenue of $208.0 million - $213.0 million, representing a growth rate of 25% - 28% year-over-year

•	Non-GAAP net loss per share of $0.31 - $0.25, assuming approximately 79 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 18, 2020. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. Interested parties can access the call by dialing (833) 247-5863 or (647) 689-4233 for callers outside North America, and using the conference ID 7195588.

A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com. A telephonic replay of the conference call will be available through April 1, 2020 and may be accessed by dialing (800) 585-8367 or (416) 621-4642 for callers outside North America, and using the conference ID: 7195588.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense and non-cash charitable contribution expense. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding stock-based compensation expense and non-cash charitable contribution expense. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the fourth fiscal quarter and full fiscal 2020 and financial outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 6, 2019. Additional information will be made available in our annual report on Form 10-K for the fiscal year ended January 31, 2020 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to achieve and maintain future profitability, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our dependence on revenue from a single product, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers including GE, Vodafone, Box, and American Eagle Outfitters. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Stacey Finerman
investor@pagerduty.com

PagerDuty, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenue	$45,926	$33,830	$166,351	$117,823
Cost of revenue(1)	6,353	4,859	24,579	17,255
Gross profit	39,573	28,971	141,772	100,568
Operating expenses:
Research and development(1)	13,851	8,757	49,011	38,858
Sales and marketing(1)	24,972	16,709	97,350	64,060
General and administrative(1)	12,506	9,919	50,970	39,971
Total operating expenses	51,329	35,385	197,331	142,889
Loss from operations	(11,756)	(6,414)	(55,559)	(42,321)
Interest income	1,409	653	5,692	1,249
Other income, net	(143)	(55)	203	1,032
Loss before benefit from (provision for) income taxes	(10,490)	(5,816)	(49,664)	(40,040)
Benefit from (provision for) income taxes	50	(391)	(675)	(701)
Net loss	$(10,440)	$(6,207)	$(50,339)	$(40,741)
Comprehensive income
Unrealized gain on investments	187	—	137	—
Total other comprehensive loss	$(10,253)	$(6,207)	$(50,202)	$(40,741)
Net loss per share, basic and diluted	$(0.14)	$(0.28)	$(0.77)	$(1.90)
Weighted-average shares used in calculating net loss per share, basic and diluted	77,165	21,957	65,544	21,410
(1) Includes stock-based compensation expense and non-cash charitable contribution expense as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cost of revenue	$245	$80	$1,018	$282
Research and development	1,807	491	5,566	8,171
Sales and marketing	2,839	1,018	8,924	3,982
General and administrative(1)	2,922	1,627	11,697	12,860
Total	$7,813	$3,216	$27,205	$25,295
(1) Stock-based compensation expense above includes $6.2 million of non-cash charitable contribution expense in the fiscal year ended January 31, 2019.

PagerDuty, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of January 31,	As of January 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$124,024	$127,875
Accounts receivable, net of allowance for doubtful accounts of $810 and $2,360 as of January 31, 2020 and January 31, 2019, respectively	37,128	33,538
Investments, current	227,375	—
Deferred contract costs, current	9,301	6,002
Prepaid expenses and other current assets	7,163	5,422
Total current assets	404,991	172,837
Property and equipment, net	12,369	5,772
Deferred contract costs, non-current	16,387	11,470
Other assets	1,651	7,155
Total assets	$435,398	$197,234
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,434	$7,657
Accrued expenses and other current liabilities	7,197	7,145
Accrued compensation	13,911	10,050
Deferred revenue, current	87,490	63,957
Total current liabilities	115,032	88,809
Deferred revenue, non-current	5,079	147
Other liabilities	7,349	4,185
Total liabilities	127,460	93,141
Redeemable convertible preferred stock	—	173,023
Stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in-capital	487,008	59,938
Accumulated other comprehensive income	137	—
Accumulated deficit	(179,207)	(128,868)
Total stockholders’ equity (deficit)	307,938	(68,930)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$435,398	$197,234

PagerDuty, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(10,440)	$(6,207)	$(50,339)	$(40,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	662	438	2,337	1,692
Amortization of deferred contract costs	2,281	1,440	7,780	4,495
Stock-based compensation	7,813	3,216	27,205	19,078
Warrant issued in conjunction with charitable contribution	—	—	—	6,217
Other	52	776	(331)	1,440
Changes in operating assets and liabilities:
Accounts receivable	(7,934)	(9,219)	(3,601)	(15,464)
Deferred contract costs	(5,051)	(4,885)	(15,996)	(13,809)
Prepaid expenses and other assets	2,752	(466)	(2,112)	(2,914)
Accounts payable	276	1,037	(1,110)	1,356
Accrued expenses and other liabilities	1,204	(196)	3,668	1,931
Accrued compensation	(1,758)	2,336	3,861	5,176
Deferred revenue	11,945	12,358	28,465	25,935
Net cash provided by (used in) operating activities	1,802	628	(173)	(5,608)
Cash flows from investing activities
Purchases of property and equipment	(1,984)	(652)	(5,174)	(3,730)
Capitalized internal-use software costs	—	(165)	—	(389)
Purchases of held-to-maturity investments	—	—	(45,736)	—
Proceeds from maturities of held-to-maturity of investments	9,000	—	17,950	—
Purchases of available-for-sale investments	(91,404)	—	(224,110)	—
Proceeds from maturities of available-for-sale investments	25,000	—	25,000	—
Net cash used in investing activities	(59,388)	(817)	(232,070)	(4,119)
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	89,819
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	—	220,086	—
Payments of costs related to initial public offering	(342)	(445)	(5,945)	(445)
Proceeds from repayment of promissory note	—	—	515	—
Proceeds from issuance of common stock upon exercise of stock options	1,437	220	7,187	1,525
Proceeds from Employee Stock Purchase Program	4,117	—	4,117	—
Proceeds from early exercised stock options, net of repurchases	—	(7)	—	2,227
Proceeds from issuance of common stock upon exercise of warrant	—	—	—	473
Employee payroll taxes paid related to net share settlement of restricted stock units	(2)	—	(16)	—
Net cash provided by (used in) financing activities	5,210	(232)	225,944	93,599
Net (decrease) increase in cash, cash equivalents, and restricted cash	(52,376)	(421)	(6,299)	83,872
Cash, cash equivalents, and restricted cash at beginning of year	176,400	130,744	130,323	46,451
Cash, cash equivalents, and restricted cash at end of year	$124,024	$130,323	$124,024	$130,323

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31, 2020
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$6,353	$(245)	$6,108
Gross profit	39,573	245	39,818
Gross margin	86.2%	0.5%	86.7%
Operating expenses:
Research and development	13,851	(1,807)	12,044
Sales and marketing	24,972	(2,839)	22,133
General and administrative	12,506	(2,922)	9,584
Operating loss	(11,756)	7,813	(3,943)
Operating margin	(25.6)%	17.0%	(8.6)%
Net loss	$(10,440)	$7,813	$(2,627)
Net loss per share	$(0.14)		$(0.03)

	Three Months Ended January 31, 2019
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$4,859	$(80)	$4,779
Gross profit	28,971	80	29,051
Gross margin	85.6%	0.2%	85.9%
Operating expenses:
Research and development	8,757	(491)	8,266
Sales and marketing	16,709	(1,018)	15,691
General and administrative	9,919	(1,627)	8,292
Operating loss	(6,414)	3,216	(3,198)
Operating margin	(19.0)%	9.5%	(9.5)%
Net loss	$(6,207)	$3,216	$(2,991)
Net loss per share	$(0.28)		$(0.14)

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Year Ended January 31, 2020
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$24,579	$(1,018)	$23,561
Gross profit	141,772	1,018	142,790
Gross margin	85.2%	0.6%	85.8%
Operating expenses:
Research and development	49,011	(5,566)	43,445
Sales and marketing	97,350	(8,924)	88,426
General and administrative	50,970	(11,697)	39,273
Operating loss	(55,559)	27,205	(28,354)
Operating margin	(33.4)%	16.4%	(17.0)%
Net loss	$(50,339)	$27,205	$(23,134)
Net loss per share	$(0.77)		$(0.35)

	Year Ended January 31, 2019
	GAAP	Stock-based Compensation(1)	Non-GAAP
Cost of revenue	$17,255	$(282)	$16,973
Gross profit	100,568	282	100,850
Gross margin	85.4%	0.2%	85.6%
Operating expenses:
Research and development	38,858	(8,171)	30,687
Sales and marketing	64,060	(3,982)	60,078
General and administrative	39,971	(12,860)	27,111
Operating loss	(42,321)	25,295	(17,026)
Operating margin	(35.9)%	21.5%	(14.5)%
Net loss	$(40,741)	$25,295	$(15,446)
Net loss per share	$(1.90)		$(0.72)
(1) Stock-based compensation expense above includes $6.2 million of non-cash charitable contribution expense in the fiscal year ended January 31, 2019.
______________
Note: Certain figures in the tables above may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$1,802	$628	$(173)	$(5,608)
Less:
Purchases of property and equipment	(1,984)	(652)	(5,174)	(3,730)
Capitalization of internal-use software	—	(165)	—	(389)
Free cash flow	$(182)	$(189)	$(5,347)	$(9,727)
Net cash used in investing activities	$(59,388)	$(817)	$(232,070)	$(4,119)
Net cash provided by financing activities	$5,210	$(232)	$225,944	$93,599
Free cash flow margin	(0.4)%	(0.6)%	(3.2)%	(8.3)%